                                                          EXHIBIT 4



                                CODE-ALARM, INC.


                                      AND


                      STATE STREET BANK AND TRUST COMPANY


                                   as Trustee


             -----------------------------------------------------


                                   INDENTURE


                          Dated as of October __, 1995

             ------------------------------------------------------


         ____% Convertible Subordinated Debentures Due December 1, 2002

                               TABLE OF CONTENTS





                                                                                                            Page
ARTICLE 1        Definitions and Other Provisions of General Application  . . . . . . . . . . . . . . . . .  1
         Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Section 1.2      Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.3      Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . .  11
         Section 1.4      Acts of Holders; Record Dates . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.5      Notices, etc., to Trustee and Company . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.6      Notices to Holders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.7      Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.8      Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . .  14
         Section 1.9      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.10     Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.11     Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.12     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.13     Limitation on Liability of Company Officers . . . . . . . . . . . . . . . . . . .  15
         Section 1.14     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 2        Debenture Forms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         Section 2.1      Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 3        The Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         Section 3.1      Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.2      Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.3      Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . . . .  17
         Section 3.4      Temporary Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.5      Registration, Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.6      Mutilated, Destroyed, Lost and Stolen Debentures  . . . . . . . . . . . . . . . .  19
         Section 3.7      Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . .  20
         Section 3.8      Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.9      Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.10     Authentication and Delivery of Original Issue . . . . . . . . . . . . . . . . . .  22
         Section 3.11     Computation of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


ARTICLE 4        Satisfaction and Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         Section 4.1      Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.2      Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE 5        Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         Section 5.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 5.2      Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . .  26
         Section 5.3      Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . .  27
         Section 5.4      Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.5      Trustee May Enforce Claims Without Possession of Debentures . . . . . . . . . . .  28
         Section 5.6      Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 5.7      Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 5.8      Unconditional Right of Holders to Receive Principal, Premium and
                          Interest and to Convert . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 5.9      Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 5.10     Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 5.11     Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 5.12     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.13     Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.14     Waiver of Usury, Stay and Extension Laws  . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 6         The Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         Section 6.1      Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 6.2      Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 6.3      Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 6.4      Not Responsible for Recitals or Issuance of Debentures  . . . . . . . . . . . . .  36
         Section 6.5      May Hold Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.6      Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.7      Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 6.8      Disqualification; Conflicting Interests . . . . . . . . . . . . . . . . . . . . .  37
         Section 6.9      Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . .  37
         Section 6.10     Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . .  37
         Section 6.11     Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . .  39
         Section 6.12     Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . .  39
         Section 6.13     Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . .  40

ARTICLE 7        Holders' Lists and Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.1      Preservation of Information; Company to Furnish Trustee Names
                          and Addresses of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.2      Communications Among Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.3      Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 7.4      Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 8        Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

         Section 8.1      Supplemental Indentures Without Consent of Holders  . . . . . . . . . . . . . . .  42
         Section 8.2      Supplemental Indentures With Consent of Holders . . . . . . . . . . . . . . . . .  42
         Section 8.3      Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . .  43
         Section 8.4      Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 8.5      Reference in Debentures to Supplemental Indentures  . . . . . . . . . . . . . . .  44
         Section 8.6      Effect on Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 8.7      Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 9        Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         Section 9.1      Payment of Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 9.2      Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.3      Company Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 9.4      Company May Consolidate, etc. Only on Certain Terms . . . . . . . . . . . . . . .  45
         Section 9.5      Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 9.6      Money for Debentures Payments to Be Held in Trust . . . . . . . . . . . . . . . .  47
         Section 9.7      Statement by Officers as to Default . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 9.8      Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 9.9      Purchase of Debentures upon a Repurchase Event  . . . . . . . . . . . . . . . . .  49
         Section 9.10     Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE 10  Redemption of Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         Section 10.1     Right of Redemption by Company  . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 10.2     Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . . . .  53
         Section 10.3     Selection by Trustee of Debentures to be Redeemed
                          at the Election of the Company  . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 10.4     Notice of Redemption at the Election of the Company . . . . . . . . . . . . . . .  53
         Section 10.5     Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 10.6     Debentures Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . .  55
         Section 10.7     Debentures Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE 11  Conversion of Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

         Section 11.1     Conversion Privileges and Conversion Price  . . . . . . . . . . . . . . . . . . .  55
         Section 11.2     Exercise of Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 11.3     Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 11.4     Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 11.5     Notice of Adjustments of Conversion Price . . . . . . . . . . . . . . . . . . . .  60
         Section 11.6     Notice of Certain Corporation Action  . . . . . . . . . . . . . . . . . . . . . .  60
         Section 11.7     Company to Reserve Common Stock . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 11.8     Taxes on Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 11.9     Covenant as to Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 11.10    Cancellation of Converted Debentures  . . . . . . . . . . . . . . . . . . . . . .  62
         Section 11.11    Effect of Reclassification, Consolidation, Merger, Share
                          Exchange or Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE 12  Subordination of Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

         Section 12.1     Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 12.2     No Payment on Securities in Certain Circumstances . . . . . . . . . . . . . . . .  63
         Section 12.3     Debentures Subordinated to Prior Payment of All Senior
                          Indebtedness on Dissolution, Liquidation or Reorganization  . . . . . . . . . . .  64
         Section 12.4     Payments by Trustee or Holder to Holders of Senior
                          Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 12.5     Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 12.6     Obligation of Company Unconditional . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 12.7     Payments on Debentures Permitted  . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 12.8     Effectuation of Subordination by Trustee  . . . . . . . . . . . . . . . . . . . .  66
         Section 12.9     Knowledge of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 12.10    Trustees May Hold Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . .  66
         Section 12.11    Rights of Holders of Senior Indebtedness Not Impaired . . . . . . . . . . . . . .  66
         Section 12.12    Rights and Obligations Subject to Power of Court  . . . . . . . . . . . . . . . .  67

              Reconciliation and tie between Trust Indenture Act
            of 1939 and Indenture, dated as of September __, 1995*


Trust Indenture                                                                                             Indenture
   Act Section                                                                                                Section
----------------                                                                                            ----------
Section 310  (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.9
             (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.9
             (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.9
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.8, 6.10
Section 311  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.13
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.13
Section 312  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.1
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.2
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.2
Section 313  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.3
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.3
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.3
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.3
Section 314  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.4
             (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.7
             (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.2
             (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.2
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.2
Section 315  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(a)
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.2
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(b)
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(c)
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.13
Section 316  (a) (last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1
                                                                                                      ("Outstanding")
Section 316  (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.2, 5.11
             (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.12
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.8
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.11
Section 317  (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.3
             (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.4
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.6
Section 318  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.7

* This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

         THIS INDENTURE, dated as of October __, 1995, between CODE-ALARM, INC., a Michigan corporation, having its principal office at 950 E. Whitcomb, Madison Heights, Michigan 48071 (the "Company"), and STATE STREET BANK AND TRUST COMPANY, having its principal Corporate Trust Office at Two International Place, Corporate Trust Department, 4th Floor, Boston, Massachusetts 02110 (the "Trustee").

                            RECITALS OF THE COMPANY:

         The Company has duly authorized the creation, execution and delivery of its Debentures, to be known as its ___% Convertible Subordinated Debentures Due November 1, 2002 (hereinafter referred to as the "Debentures"), the amount and terms of which are hereinafter provided; and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture.

         All acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents as a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized, and the Company, in the exercise of the legal rights and power vested in it, executes this Indenture and proposes to make, execute and deliver the Debentures.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in the consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


                                   ARTICLE 1

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.1      Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) all references in this instrument to designated "Articles," "Sections" and other subdivisions are to designated articles, sections or other subdivisions of this instrument as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision;

         (b) the terms defined in this Article have the meaning assigned to them in this Article, and include the plural as well as the singular;

         (c) all other terms herein which are defined in the Trust Indenture Act of 1939, as amended, either directly or by reference therein, have the meanings assigned to them therein; and

         (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, which, with respect to any computation required of permitted hereunder, shall mean, except as otherwise herein expressly provided, such accounting principles as are generally accepted at the date or time of such computation.

         "Act" when used with respect to any Holder has the meaning specified in Section 1.4.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely upon the certificate of any person to determine whether such person is an affiliate of another.

         "Authorized Newspaper" means a newspaper of general circulation in Detroit, Michigan, or in such other geographic area in which the office or agency (maintained by the Company pursuant to Section 9.5) where Debentures may be presented or surrendered for payment is located, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made, unless otherwise expressly provided herein, on the same or different days in the week and in the same or in different Authorized Newspapers.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day upon which banking institutions in the City of Boston, Massachusetts or Detroit, Michigan, are authorized or required by law to close.

         "Capital Stock" means capital stock of the Company that does not rank prior, as to the payment of dividends or distribution of asserts upon liquidation, to any other shares of capital stock of the Company.

         "Closing Price" for any date means the last reported sale price of the Common Stock regular way on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by the New York Stock Exchange member firm selected from time to time by the Company for that purpose. If the Common Stock is not listed or admitted to trading in any national securities exchange, quoted on such National Market System or listed in any list of bid and asked prices in the over-the-counter market, "Closing Price" shall mean the fair market value of the Common Stock as determined in good faith by the Board of Directors.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

         "Common Stock" means the Company's Common Stock, no par value, authorized at the date of this Indenture as originally executed, and shares of any class or classes resulting from any reclassification thereof which have no preference in respect of dividends or dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that warrants or other rights to purchase Common Stock will not be deemed to be Common Stock.

         "Company" means Code-Alarm, Inc., a Michigan corporation, until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall means such successor.

         "Company Request," "Company Order" and "Company Consent" mean, respectively, a written request, order or consent signed in the name of the Company by its President or a Vice President, and by its Treasurer or Secretary and delivered to the Trustee.

         "Conversion Price" has the meaning specified in Section 11.1.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Two International Place, Corporate Trust Department, 4th Floor, Boston, Massachusetts 02110.

         "Date of Issue" as to any Debenture, means the date as of which such Debenture originally issued by the Company to the initial purchaser thereof shall be dated, which shall be the date upon which it was originally sold to such initial purchaser as designated by the Company Order requesting authentication and delivery thereof.

         "Debenture Register" and "Debenture Registrar" have the respective meanings specified in Section 3.5.

         "Event of Default" has the meaning specified in Article 5.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

         "Holder" when used with respect to any Debenture, means a Person in whose name a Debenture is registered in the Debenture Register.

         "Indebtedness" with respect to any Person at any date means and includes all items of indebtedness or liability which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of the balance sheet of such Person at such date, and shall include (i) all indebtedness guaranteed or endorsed (other than for purposes of collection in the ordinary course of business), directly or indirectly, in any manner, by such Person, and contingent obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others, and (ii) all indebtedness secured by any mortgage, lien, pledge, charge or encumbrance upon property owned by such Person, whether or not the indebtedness so secured has been assumed by such Person.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

"Interest Payment Date" means the Stated Maturity of an installment of interest in the Debentures.

         "Maturity" when used with respect to any Debenture means the date on which the principal of such Debenture or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or repurchase, or otherwise.

         "Officers' Certificate" means a certificate signed by the President or a Vice President, and by the Treasurer, the Controller or the Secretary of the Company, and delivered to the Trustee. Wherever this Indenture requires that an Officers' Certificate be signed also by an accountant or other expert, such accountant or other expert, except as otherwise expressly provided in this Indenture, may be in the employ of the Company, but must have been approved by the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may, except as otherwise expressly provided in this Indenture, be counsel for the Company, who is acceptable to the Trustee.

         "Outstanding" when used with respect to Debentures means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

         (1) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (2) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

         (3) Debentures in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Company and the Trustee is presented that any such Debentures are held by a bona fide purchaser; provided, however, that in determining whether the Holders of the requisite principal amount of Debentures outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliates of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliates of the Company or such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of, the premium, if any, or interest on any Debenture on behalf of the Company. The initial Paying Agent shall be the Trustee.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Debentures" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.6 in exchange for or in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

         "Redemption Date" when used with respect to any Debenture to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price" when used with respect to any Debenture to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified in Article 3.

         "Repurchase Event" means

         (a) such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any holder on the date hereof of five percent (5%) or more of the outstanding Common Stock or any group including such holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the then outstanding Voting Stock of the Company; or

         (b) a change in the composition of the Board of Directors of the Company in which individuals who, at the beginning of the two- year period immediately preceding such change, constituted the Board of Directors of the Company (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

         (c) any consolidation of the Company with, or merger of the Company into, any Person, any merger of another Person into the Company, or any sale or transfer of 66 2/3% or more of the assets of the Company to another Person (other than (i) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock (as defined below), (ii) a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock, (iii) any consolidation with or merger of the Company into a Wholly Owned Subsidiary of the Company, or any sale or transfer by the Company of 66 2/3% or more of its assets to one or more of its Wholly Owned Subsidiaries, in any one transaction or a series of transactions; provided, in any such case, that the resulting corporation or each such Wholly Owned Subsidiary assumes the Company's obligations under the Debentures and provides for appropriate conversion rights or (iv) any such transaction where (y) the outstanding Voting Stock of the Company is reclassified or changed into or exchanged for Voting Stock of the surviving corporation and (z) no "person" or "group," other than any holder on the date hereof of five percent (5%) or more of the outstanding Common Stock or any group including such holder, is or becomes the "beneficial owner" of more than fifty percent (50%) of the total voting power of the Voting Stock of the surviving corporation immediately after such transaction); or

         (d) the purchase or other acquisition by the Company, directly or indirectly, of beneficial ownership of its Capital Stock if the sum of the percentage of the total Capital Stock acquired in such acquisition and the like percentages of the Capital Stock acquired in all other such acquisitions effected after the date of original issue of the Debentures and within the 12-month period ending on the date of such acquisition exceeds thirty percent (30%); or

         (e) either (i) the distribution by the Company, directly or indirectly, of cash, securities to other property in respect of its Capital Stock (other than a distribution paid solely in Capital Stock or rights to acquire Capital Stock), or (ii) the purchase or other acquisition by the Company, directly or indirectly, of any Capital Stock (other than an acquisition of Capital Stock solely in exchange for or upon conversion of Capital Stock or rights to acquire Capital Stock), if the sum of the Applicable Equity Percentages (as defined below) for such distribution or acquisition and all other such distributions and acquisitions effected after the date of original issue of the Debentures and during the 12-month period ending on the date of which such distribution or acquisition is effected exceeds thirty percent (30%).

         For purposes of this definition, "Applicable Equity Percentage" means, for any distribution or acquisition, the percentage obtained by dividing (A) the fair market value on the Valuation Date (as defined below) of the cash, securities and other property distributed in respect of, or paid or otherwise exchanged to acquire, Capital Stock in such distribution or acquisition, by (B) the fair market value on the Reference Date (as defined below) of the Capital Stock outstanding on such Reference Date; and "Valuation Date" means (A) for any distribution, the record date therefor or (B) for any acquisition, the date thereof; "Reference Date" means (A) for any distribution, the day before the earlier of the record date for such distribution or the first date on which the Capital Stock trades without the right to receive such distribution or (B) for any acquisition, the day before the date of such acquisition.

         "Responsible Officer" when used with respect to the Trustee means any officer in its Corporate Trust Department or similar group and also means, with respect to the particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Senior Indebtedness" means the following, whether outstanding on the date of execution of this Indenture or thereafter created, incurred, assumed or guaranteed:

         (a) Principal of and premium, if any, and interest on Indebtedness of the Company for money borrowed (including any Indebtedness secured by a mortgage or other lien which is (i) given to secure all or part of the purchase price of the property subject thereof, whether given to the vendor of such property or to another, or
(ii) existing on property at the time of acquisition thereof) evidenced by notes or other written obligations;

         (b) Principal of and premium, if any, and interest on Indebtedness of the Company evidenced by notes, debentures, bonds or other securities of the Company other than the Debentures;

         (c) The amount of the Company's liability determined under generally accepted accounting principles under any lease required to be classified as a liability on the Company's balance sheet prepared in accordance with generally accepted accounting principles;

         (d) Principal of and premium, if any, and interest on Indebtedness of others of the kinds described in either of the preceding clauses (a) or (b), or, to the extent set forth in the preceding clause (c), leases of others of the kind described in the preceding clause (c), assumed by or guaranteed by the Company through an agreement to purchase, contingent or otherwise; and

         (e) Principal of and premium, if any, and interest on renewals, extensions, or refundings of Indebtedness of the kinds described in any of the preceding clauses (a), (b) or (d) or, to the extent set forth in the preceding clause (c), renewals or extensions of leases of the kinds described in either of the preceding clauses (c) or (d);

unless, in the case of any particular Indebtedness, lease, renewal, extension, or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such Indebtedness, lease, renewal, extension, or refunding is subordinate to any other Indebtedness of the Company or that such Indebtedness, lease, renewal, extension, or refunding is not superior in right of payment to the Debentures.

         "Special Record Date" for the payment of any Defaulted Interest, as defined in Section 3.7, means a date fixed by the Trustee pursuant to Section 3.7.

         "Stated Maturity" when used with respect to any Debenture or any installment of principal thereof or interest thereon means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of principal or interest is due and payable.

         "Subsidiary" means any corporation of which at least a majority of the outstanding stock having ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Company, by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries. The term "Wholly Owned Subsidiary" means a Subsidiary of which all of the outstanding voting stock (other than directors' qualifying shares) is at the time directly or indirectly owned by the Company, or by one or more Wholly Owned Subsidiaries, or by the Company and one or more Wholly Owned Subsidiaries.

         "Trading Day" means, with respect to the Common Stock, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the exchange or market on which the Common Stock is traded.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 8.7 hereof and except that any rules and regulations subsequently prescribed by the Commission pursuant to Section 314(a) of the Act shall apply.

         "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         Section 1.2      Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 314(a)(4) of the Trust Indenture
Act) shall include:

         (a) a statement that each individual signing such Officers' Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

         (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.3      Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of any officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         In the event that any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1.4      Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, if it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 6.1, conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgement of deeds, certifying that the individual signing such instrument or writing acknowledgement to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

         (c) The ownership of Debentures shall be proved by the Debenture Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

         Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of whom may do so pursuant to such appointment with regard to all or any different part of such principal amount.

         Section 1.5      Notices, etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (a) the Trustee by any Holder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its principal Corporate Trust Office.

         (b) the Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Trustee addressed to it at the Corporate Trust Office, or

         (c) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to it to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         Section 1.6      Notices to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Debenture Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In any case where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impractical to give such notice by mail as required by this Indenture, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Section 1.7      Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through Section 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

         Section 1.8      Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction thereof.

         Section 1.9      Successors and Assigns.

         All covenants and agreement in this Indenture by the Company shall bind its successors and assigns, whether or not so expressed.

         Section 1.10     Separability Clause.

         In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

         Section 1.11     Benefits of Indenture.

         Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 1.12     Governing Law.

         This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of Michigan, but without regard to principles of conflicts of laws.

         Section 1.13     Limitation on Liability of Company Officers.

         No recourse shall be had for the payment of the principal, interest or premium, if any, on the Debentures or for any claim based thereon or otherwise in respect thereof or based on or in respect of this Indenture against any shareholder, officer, director, agent or employee of the Company.

         Section 1.14     Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.


                                   ARTICLE 2

                                DEBENTURE FORMS

          Section 2.1      Forms Generally.

          The Debentures and the certificates of authentication thereon shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures. Any portion of the text of any Debenture may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debenture.

         The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or in such other manner as the Company may deem appropriate, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

                                   ARTICLE 3

                                 THE DEBENTURES

         Section 3.1      Title and Terms.

         The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $11,500,000, except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debentures pursuant to Sections 3.4, 3.5, 3.6, 8.5, 10.7 and 11.2.

         The Debentures shall be known and designated as the ___% Convertible Subordinated Debentures Due December 1, 2002 of the Company. The Debentures shall bear interest from the date and at the rate per annum and such interest shall be payable on the dates, specified in the form of Debenture set forth in Exhibit A, until the principal thereof is paid or made available for payment.

         All interest payments to be made to registered Holders of Debentures shall be paid directly by the Company to the Trustee, and, unless otherwise arranged by the Company with the concurrence of the Trustee, the Trustee shall mail those interest payments to the Holders that are listed in the Debenture Register by the Interest Payment Date. The principal of and premium, if any, on the Debentures shall be payable at the office or agency of the Company maintained pursuant to Section 9.5 for such purposes in Boston, Massachusetts, or at such other office or agency as may be established by the Company.

         The Debentures shall be redeemable as provided in Article 10.

         The Debentures shall be convertible as provided in Article 11.

         The Debentures shall be subordinated in right of payment to Senior Indebtedness of the Company as provided in Article 12.

         Section 3.2      Denominations.

         The Debentures shall be issuable only in fully registered form, without coupons and only in denominations of $1,000 and integral multiples thereof.

         Section 3.3      Execution, Authentication, Delivery and Dating.

         The Debentures shall be executed on behalf of the Company by its Chairman, President or a Vice President and attested by its Secretary, Treasurer, or one of its Assistant Secretaries or Assistant Treasurers. The signature of any of these officers on the Debentures may be manual or facsimile.

         Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

         Upon the original issuance of the Debentures by the Company and authentication by the Trustee, the Trustee shall deliver the Debentures to the Holders.

         All Debentures authenticated for original issuance by the Company to the initial purchaser thereof shall be dated as of their respective Date of Issue. All Debentures authenticated for any other purpose hereunder shall be dated the date of their authentication.

         No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture has been duly authenticated and delivered hereunder.

         Section 3.4      Temporary Debentures.

         Pending the preparation of definitive Debentures, the Company may execute and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced in any denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

         If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency or the

Company designated for such purpose pursuant to Section 9.5, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debenture of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

         Section 3.5      Registration, Transfer and Exchange.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee (or at any other office or agency maintained by the Company pursuant to Section 9.5) a register (herein sometimes referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Trustee is hereby initially appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

         The Holder may surrender the Debentures for transfer at the Corporate Trust Office or at such other office or agency of the Company designated for such purpose pursuant to Section 9.5. The Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like aggregate principal amount.

         At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, of a like aggregate principle amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

         All Debentures issued upon any transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such transfer or exchange.

         Every Debenture presented or surrendered for transfer or exchange shall, if so required by the Company or the Trustee, be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar, duly executed by the Holder thereof or by his or her attorney duly authorized in writing.

          No service charge shall be made for any transfer or exchange of Debentures by any Holder, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Debentures, other than exchanges pursuant to Sections 3.4, 8.5, 10.7 or 11.2 not involving any transfer.

         The Company shall not be required (a) to issue, transfer or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 10.3 and ending at the close of business on the day of such mailings, or (b) to transfer or exchange any Debenture so selected for redemption in whole or in part, except for the unredeemed portion of any Debenture being redeemed in part.

         Section 3.6      Mutilated, Destroyed, Lost and Stolen Debentures.

         If (a) any mutilated Debenture is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, and (b) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

         Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the fees and expenses of the Trustee, connected therewith.

         Every new Debenture issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Debentures shall constitute an original, additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         Section 3.7      Payment of Interest; Interest Rights Preserved.

         Interest on any Debenture that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date, which shall be the 15th day of the month preceding any Interest Payment Date whether or not such day is a Business Day.

         Any interest on any Debenture that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall accrue from such Interest Payment Date at a rate per annum that is equal to one percent (1%) per annum plus the interest rate stated in the Debenture until all unpaid and accrued interest is paid in full (herein called "Defaulted Interest"). The Defaulted Interest shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Section 3.7(a) or 3.7(b) below:

         (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose name the Debenture (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than 30 days from such notice), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest that shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at his or her address as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of proposed payment of such Defaulted Interest and of the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose name the Debentures (or their respective Predecessor Debentures) are registered on such Special Record Date and shall not longer be payable pursuant to the following Section 3.7(b).

         (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

         If any installment of interest which has a Stated Maturity on or prior to the Redemption Date for any Debentures called for redemption at the election of the Company or requested to be redeemed by a deceased Holder's authorized representative pursuant to Article 10 is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Debentures.

         Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

         All payments of interest on the Debentures to the Persons entitled thereto, whether made by the Company, the Trustee or any Paying Agent, as authorized pursuant to this Indenture, shall be made (subject to collection) by check mailed to the address of the Person entitled thereto, as such address shall appear on the Debenture Register, unless the Trustee determines such method of payment to be inappropriate in the circumstances.

         In the case of any Debenture that is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Debenture whose Maturity is prior to such Interest Payment Date), interest shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any debenture that is converted, interest after the date of conversion of such Debenture shall not be payable.

         Section 3.8      Persons Deemed Owners.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of, and (subject to Section 3.7) interest on, such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 3.9      Cancellation.

         All Debentures surrendered for payment, conversion, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debentures previously authenticated hereunder that the Company has not issued and sold, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be disposed of as directed by a Company Order.

         Section 3.10     Authentication and Delivery of Original Issue.

         Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Debentures up to the aggregate principal amount of $11,500,000 may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Company Order, without any further action by the Company.

         Section 3.11     Computation of Interest.

         Interest on the Debentures shall be computed on the basis of a 360 day year of twelve 30-day months.

                                   ARTICLE 4

                           SATISFACTION AND DISCHARGE

         Section 4.1      Satisfaction and Discharge of Indenture.

         The Indenture shall cease to be of further effect (except as to any surviving rights of conversion, transfer or exchange of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute the proper instrument acknowledging satisfaction and discharge of this Indenture, when

         (a)     either

                 (1) all Debentures theretofore authenticated and delivered, other than Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, have been cancelled by the Trustee or delivered for cancellation to the Trustee; or

                 (2) all such Debentures not theretofore cancelled or delivered to the Trustee for cancellation

                          (A)     have become due and payable, or

                          (B) will become due and payable at their Stated Maturity within one year, or

                          (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, in the case of Sections 4.1(a)(2)(A), 4.1(a)(2)(B) or 4.1(a)(2)(C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore cancelled or delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit, in the case of Debentures which have become due and payable, or to the Stated Maturity or Redemption Date, as the case may be;

         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to Section 4.1(a)(2), the obligations under Section 4.2 and Section 9.6 shall survive.

         Section 4.2      Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 9.6, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                   ARTICLE 5

                                    REMEDIES

         Section 5.1      Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of the principal of (or premium, if any, on) any Debenture at its Maturity whether or not such payment is prohibited by the provisions of Article 12 hereof; or

         (b) default in the payment of any interest upon any Debenture when it becomes due and payable, and continuance of such default for a period of 15 days; or

         (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture, other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (d) default under any obligations for money borrowed by the Company and its Subsidiaries aggregating $1,000,000 or more in principal amounts outstanding, whether such obligations now exist or shall hereafter be created, which default(s) shall constitute failure to pay any portion of the principal of such obligations when due and payable after the expiration of any applicable grace period(s) with respect thereto or shall have resulted in such obligations becoming or being declared due and payable prior to the date on which it or they would otherwise have become due and payable, without such obligations having been discharged, or such acceleration having been rescinded or annulled; or

         (e) entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary insolvent, or approving as properly filed an involuntary petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Company under the federal bankruptcy laws, or any other similar applicable law of any governmental unit, domestic or foreign, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order or other decision of a court or agency of the appointment of a receiver or conservator or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of a substantial part of its property, or for the involuntary winding down or liquidation of the Company's affairs, shall have been entered and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or, under the provisions of any insolvency, bankruptcy or other law for the relief or aid of creditors, any court shall assume custody or control of the Company or of a substantial part of its property, and such custody and control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

         (f) institution of proceedings by the Company or any Subsidiary to be adjudicated insolvent, or the consent to the filing of an insolvency proceeding against the Company, or the filing of a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, appointment of a receiver or conservator or similar relief under the federal insolvency laws, or any other similar applicable law of any governmental unit, domestic or foreign, or the consent to the filing of any such petition or the consent to the appointment of a receiver or conservator or liquidator or trustee or assignee in insolvency of the Company or of a substantial part of the Company's property, or the making of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the voluntarily suspending transaction of its business (other than in connection with a labor dispute), or any corporate action taken by the Company in furtherance of any of the aforesaid purposes.

         Section 5.2      Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures Outstanding may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company, and to the Trustee if given by Holders, and upon any such declaration such principal amount shall become immediately due and payable.

         At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of 50% in aggregate principal amount of the Debentures Outstanding, by written notice to the Company and Trustee, may rescind and annul such declaration and its consequences if:

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                 (1) all overdue installments of interest on all Debentures,

                 (2) the principal of (and premium, if any, on) any Debentures which have become due (otherwise than by such declaration of acceleration) and interest thereon at the rate borne by the Debentures,

                 (3) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Debentures, and

                 (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (b) all Events of Default, other than the non-payment of the principal of and premium, if any, and interest on the Debentures that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if:

         (a) default is made in the payment of the principal of (or premium, if any, on) any Debenture at the Maturity thereof, or

         (b) default is made in the payment of any installment of interest on any Debenture when such interest becomes due and payable and such default continues for a period of 15 days,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal, premium, if any, and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other property remedy.

         Section 5.4      Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, conservatorship, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or relative to any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Debentures, to file such other papers or documents and to take such other actions as the Trustee may deem necessary or advisable in order to have the claims of the Trustee, including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator, or other similar official, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

         Section 5.5      Trustee May Enforce Claims Without Possession of
Debentures.

         All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

         Section 5.6      Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST:  To the payment of all amounts due the Trustee under Section
6.7;

         SECOND: In case the principal of the Debentures shall not have become due, to the payment of interest on the Debentures, in the order of the maturity of the installments of such interest, with interest, to the extent that such interest has been collected by the Trustee, upon the overdue installments of interest at the rate borne by the Debentures, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

         THIRD: In case the principal of the Debentures shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debentures for principal (and premium, if any) and interest, with interest on the overdue principal (and premium, if any) and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Debentures; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Debentures, then to the payment of such principal (and premium, if any) and interest, without preference or priority of principal (and premium, if any), or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal (and premium, if any) and accrued and unpaid interest; and

         FOURTH: The remainder, if any, shall be paid to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         Section 5.7      Limitation on Suits.

         No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more Holders of Debentures shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Debentures, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debentures.

         Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

         Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and, subject to Section 3.7, interest on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and the right to convert such Debenture in accordance with Article

11 and to institute suit for its enforcement, and such rights shall not be impaired without the consent of such Holder.

         Section 5.9      Rights and Remedies Cumulative.

         Except as provided in Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10     Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 5.11     Control by Holders.

         The Holders of a majority in aggregate principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture,

         (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

         (c) the Trustee shall not, in its sole discretion, determine that the action so directed would be unduly prejudicial to the Holders not taking part in such direction or shall not have reasonable cause to believe adequate indemnity against risk or liability is not reasonably assured to it.

         The Company may set a record date for purposes of determining the identity of Holders of Outstanding Debentures entitled to vote or consent to any action as authorized or permitted by Section 316(a) of the Trust Indenture Act. Such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Debentures furnished to the Trustee pursuant to Section 7.1 of this Indenture prior to such solicitation.

         Section 5.12     Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Debentures Outstanding may, on behalf of the Holders of all the Debentures, waive any past default hereunder and its consequences, except, unless theretofore cured, a default:

         (a) in the payment of the principal of, premium, if any, or interest on any Debenture (other than any non-payment of the principal of and premium, if any, and interest on the Debentures that has become due solely by acceleration), or

         (b)     in respect of a covenant or provision hereof that under
Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         Section 5.13     Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Debenture by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures, or to any suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Debenture on or after any applicable Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 11.

         Section 5.14     Waiver of Usury, Stay or Extension Laws.

         The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 6

                                  THE TRUSTEE

         Section 6.1      Certain Duties and Responsibilities.

         (a)     Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of actual knowledge or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements, and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or it own willful misconduct, except that:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; and

                 (4) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         Section 6.2      Notice of Defaults.

         Within 90 days after the occurrence of any default hereunder which is known to the Trustee, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, or premium, if any, or interest on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and provided, further, that in the case of any default of the character specified in Section 5.1(c) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         Section 6.3      Certain Rights of Trustee.

         Except as otherwise provided in Section 6.1:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, security or other paper or document believed by it to be genuine and to have been signed by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of actual knowledge of bad faith on its part, rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, security or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

         (h) the Trustee shall not be deemed to know of any default or of any fact upon the occurrence of which it may be required to take action unless one or more of its Responsible Officers has actual knowledge of such default or fact.

         Section 6.4      Not Responsible for Recitals or Issuance of
Debentures.

         The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

         Section 6.5      May Hold Debentures.

         The Trustee, any Paying Agent, any Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Section 6.8 and 6.13 may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Debenture Registrar or such other agent.

         Section 6.6      Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         Section 6.7      Compensation and Reimbursement.

         The Company agrees:

         (a) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree upon in writing for all services rendered to it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

         (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The obligations of the Company under this Section shall not be subordinated to the payment of Senior Indebtedness pursuant to Article 12.

         As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on Debentures.

         Section 6.8      Disqualifications; Conflicting Interests.

         The Trustee shall be subject to and comply with the provisions of
Section 310(b) of the Trust Indenture Act regarding the disqualification of the Trustee in the event that it acquires any conflicting interest as therein defined. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

         Section 6.9      Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which satisfies the requirements of Trust Indenture Act Sections 310(a)(1) and 310(a)(5), has a combined capital and surplus of at least $10,000,000, and is subject to supervision or examination by Federal, State or District of Columbia authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 6.10     Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company.

         (d)     If at any time:

                 (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 6.8 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months unless the Trustee's duty to resign is stayed in accordance with Section 310(b) of the Trust Indenture Act, or

                 (2)      the Trustee shall cease to be eligible under Section
         6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (3) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or conservator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.
If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event within 30 days of the date thereof by first-class mail, postage prepaid, to the Holders of Debentures as their names and addresses appear in the Debenture Register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

         Section 6.11     Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, upon request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainty vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         Section 6.12     Merger, Conversion, Consolidation or Succession to
                          Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided the Company has approved such successor in a Company Consent and such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

         Section 6.13     Preferential Collection of Claims Against Company.

         The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of that Act. If the present or any future Trustee shall resign or be removed, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.


                                   ARTICLE 7

                     HOLDERS' LISTS AND REPORTS BY COMPANY

         Section 7.1 Preservation of Information; Company to Furnish Trustee Names and Addresses of Holders.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list. The Company, in furnishing information concerning Holders to the Trustee, and the Trustee will satisfy the requirements imposed upon each of them by Section 312(a) of the Trust Indenture Act.

         Section 7.2      Communications Among Holders.

         A Holder may communicate with other Holders with respect to their rights under this Indenture or under the Debentures pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other Persons benefitted by this Indenture shall have the protection afforded by
Section 312(c) of the Trust Indenture Act.

         Section 7.3      Reports by Trustee.

         Within 60 days after each October 15, commencing October 15, 1996, the Trustee shall mail to Holders a brief report dated as of such October 15 that complies with Section 313(a) of the Trust Indenture Act, but only if such report is required in any year under such Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Sections 313(b) and 313(c) of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each report shall be filed with the Commission and with any stock exchange on which the Debentures are listed. The Company shall notify the Trustee if and when the Debentures are listed on any stock exchange.

         Section 7.4      Reports by Company.

         (a) The Company shall file such annual and/or periodic reports and certificates with the Trustee and/or with the Commission and/or with the Holders as are required by the provisions of Section 314(a) of the Trust Indenture Act.

         (b) If the Company is not required to file such reports and other information referred to in Section 7.4(a) with the Commission, the Company shall nevertheless file with the Trustee (i) within 135 days after the end of each fiscal year, annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, or the information required to be contained in any successor form thereto, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, or the information required to be contained in any successor form thereto, and (iii) promptly from the time after the occurrence of an event required to be therein reported, such other reports containing information required to be contained in Form 8-K promulgated under the Exchange Act, or the information required to be contained in any successor form thereto.

         (c) So long as any Debentures remain Outstanding, the Company shall cause its annual reports to shareholders and any quarterly or other financial reports furnished by it to shareholders generally to be mailed to the Holders (no later than the date such materials are mailed to the Company's shareholders) at their addresses appearing in the Debenture Register. In the event that the Company is no longer required to furnish annual reports to its shareholders pursuant to the Exchange Act, it shall cause copies of all reports and information filed with the Trustee pursuant to Section 7.4(b) to be so mailed to the Holders within 15 days after the filing thereof with the Trustee.

                                   ARTICLE 8

                            SUPPLEMENTAL INDENTURES

         Section 8.1      Supplemental Indentures Without Consent of Holders.

         Without the consent of the Holders of any Debentures, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (a) to evidence the succession of another entity to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

         (b) to add to the covenants of the Company, for the benefit of the Holders of the Debentures, or to surrender any right or power herein conferred upon the Company; or

         (c)     to add any additional Events of Default; or

         (d) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Holders of the Debentures; or

         (e) to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act.

         Section 8.2      Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Debentures under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

         (a) extend the Stated Maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or change the coin or currency in which any Debenture or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or, in the case of redemption pursuant to Article 10, on or after the Redemption Date, or

         (b) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with provisions of this Indenture or defaults hereunder and their consequences provided for in this Indenture, or

         (c)     modify any of the provisions of this Section, Section 5.12 or
Section 9.10, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debenture affected thereby, or

         (d) subordinate the Indebtedness evidenced by the Debentures to any Indebtedness of the Company other than Senior Indebtedness, as provided in
Article 12, or

         (e) impair or restrict the rights of the Holders of the Debentures to redemption of Debentures prior to the Stated Maturity thereof under the circumstances set forth in, and in accordance with the provisions of, Article 10, or

         (f)     impair or restrict the conversion rights provided in Article
11.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 8.3      Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 6.1, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture of otherwise.

         Section 8.4      Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 8.5      Reference in Debentures to Supplemental Indentures.

         Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

         Section 8.6      Effect on Senior Indebtedness.

         No supplemental indenture shall adversely affect the rights of any holder of Senior Indebtedness under Article 12 without the consent of such holder.

         Section 8.7      Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.


                                   ARTICLE 9

                                   COVENANTS

         Section 9.1      Payment of Principal and Interest.

         The Company covenants and agrees that it will duly and punctually pay the principal of and any premium and interest on the Debentures in accordance with the terms of the Debentures and this Indenture.

         Section 9.2      Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         Section 9.3      Company Existence.

         Subject to Section 9.4, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, its rights (charter and statutory) and its franchises; provided, however, that the Company shall not be required to preserve any right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that net effect of the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 9.4      Company May Consolidate, etc. Only on Certain Terms.

         The Company shall not, and shall not allow any Subsidiary to, consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its properties and assets to any Person, and the Company shall not, and shall not allow any Subsidiary to, permit any Person to consolidate with or merge into the Company (or any Subsidiary) or convey, transfer or lease all or substantially all its properties and assets to the Company (or any Subsidiary), unless:

         (a) in case the Company (or, if applicable, Subsidiary) shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all its properties and assets to any Person, the Person formed by such consolidation or into which the Company (or Subsidiary) is merged or the Person that acquires by conveyance or transfer or lease all or substantially all the properties and assets of the Company (or Subsidiary) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Debentures, the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and every other obligation of the Company under this Indenture and shall have provided for conversion rights in accordance with Article 11;

         (b) immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event that, after such notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

         (c) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets to the Company (or Subsidiary) would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Debentures equally and ratably with (or prior to) all Indebtedness secured thereby; and

         (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with this Section, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

         Section 9.5      Maintenance of Office or Agency.

         The Company will maintain an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The office of

Boston Financial Data Services in Boston, Massachusetts shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         Section 9.6      Money for Debenture Payments to be Held in Trust.

         If the Company shall at any time act as its own Paying Agent with respect to the Debentures, it will, on or before each due date of the principal or any premium or interest on the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall utilize a Paying Agent for the Debentures, it will, prior to each due date of the principal of or any premium or interest on the Debentures, deposit with the Paying Agent a sum sufficient to pay such amount, such sum to be segregated and held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause the Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (a) comply with the provisions of this Indenture applicable to it as a Paying Agent and (b) during the continuance of any default by the Company in the making of any payment in respect of the Debentures, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in the trust by such Paying Agent for payment in respect of the Debentures.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Debenture and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         Section 9.7      Statement by Officers as to Default.

         The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         Section 9.8      Maintenance of Properties.

         The Company will:

         (a) cause its properties and the properties of its Subsidiaries used or useful in the conduct of the business of the Company and its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary facilities and equipment and will cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however that nothing in this Subsection shall prevent the Company or a Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuation is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders, and

         (b) take all appropriate steps to preserve, protect and maintain the trademarks, trade names, copyrights, licenses and permits used in the conduct of the business of the Company and its Subsidiaries; provided, however, that nothing in this Subsection shall prevent the Company or a Subsidiary from selling, abandoning or otherwise disposing of any such trademark, trade name, copyright, license or permit if such sale, abandonment or disposition is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

         Section 9.9      Purchase of Debentures upon a Repurchase Event.

         (a) If there shall have occurred a Repurchase Event, the Company shall make an offer to purchase all the Outstanding Debentures. Such offer shall expire on a date that is not earlier than 45 days nor later than 60 days from the date the Repurchase Event Notice referred to below is mailed to Holders or such later date as may be necessary for the Company to comply with requirements under the Exchange Act (such date, or such later date, being the "Repurchase Date"), at a purchase price in cash (the "Repurchase Price") equal to 101% of the principal amount of such Debentures, plus accrued and unpaid interest (including any Defaulted Interest), if any, to the Repurchase Date, subject to satisfaction by or on behalf of the Holder of the requirements set forth in this Section 9.9.

         (b) Within 30 days after the occurrence of a Repurchase Event, the Company shall give written notice of such Repurchase Event (a "Repurchase Event Notice") and of its offer (the "Repurchase Offer") to purchase Debentures as specified herein to the Trustee, and to each Holder of the Debentures at his address appearing on the Debenture Register, by first-class mail, postage prepaid. The Trustee shall be under no obligation to ascertain the occurrence of a Repurchase Event. The Repurchase Event Notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures, shall include a form of Repurchase Notice (as defined in Section 9.9(c)) to be completed by the Holder and shall state:

                 (1) the events causing the Repurchase Event and the date such Repurchase Event is deemed to have occurred for purposes of this
         Section 9.9, accompanied by a description of any material developments in the Company's business since the latest annual or quarterly report filed with the Trustee and, if material, any appropriate pro forma financial information;

                 (2)      the date by which a Holder must give a Repurchase
         Notice;

                 (3)      the Repurchase Price;

                 (4)      the Repurchase Date;

                 (5) that any Debenture not purchased will continue to accrue interest;

                 (6) that Debentures accepted for payment shall, on the Repurchase Date, become due and payable at the Repurchase Price and from and after such date (unless the Company shall default in the payment of the Repurchase Price) such Debentures shall cease to accrue interest; and

                 (7) the procedures a Holder must follow to exercise rights under this Section 9.9 and a brief description of those rights and the procedures for withdrawing a Repurchase Notice.

         (c) A Holder may exercise its rights specified in Section 9.9(a) upon (1) delivery to the Trustee of a written notice (a "Repurchase Notice") at any time prior to the close of business on the Repurchase Date, stating (A) the certificate number of the Debenture that the Holder will deliver to be purchased and (B) the portion of the principal amount of the Debenture that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof and (2) delivery, within the time limits specified in the Repurchase Event Notice, of such Debenture to such Paying Agent at such office (together with all necessary endorsements) and a copy of the Repurchase Notice, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor. If a Holder has elected to deliver to the Company for purchase a portion of a Debenture, and if the principal amount of such portion is $1,000 or an integral multiple of $1,000, the Company shall purchase such portion from the Holder thereof pursuant to this Section 9.9. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of a portion of such Debenture. The Trustee shall promptly notify the Company of the receipt by the former of any and all Repurchase Notices and any and all written notices of withdrawal thereof.

         (d) Upon receipt by any Paying Agent of a Repurchase Notice, the Holder of the Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn pursuant to Section 9.9(i)) thereafter be entitled to receive solely the Repurchase Price with respect to such Debenture. Such Repurchase Price shall be paid to such Holder promptly following the later of the Business Day following the Repurchase Date (provided the conditions in Section 9.9(c) have been satisfied) and the time of delivery of such Debenture to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required by Section 9.9(c).

         (e) On or prior to the Repurchase Date, the Company shall deposit with the Trustee an amount of money in same day funds sufficient to pay the Repurchase Price of all the Debentures or portion thereof which are to be purchased on that date.

         (f) Upon a Repurchase Notice having been given as aforesaid, Debentures validly tendered, not withdrawn and accepted for payment shall, on the Repurchase Date, become due and payable at the Repurchase Price and from and after such date (unless the Company shall default in the payment of the Repurchase Price) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for purchase in accordance with the foregoing provisions, such Debenture shall be paid by the Company at the Repurchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such on the relevant Regular Record Dates. If any Debenture tendered for purchase shall not be paid in accordance with the provisions of this Section 9.9 upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Repurchase Date at the rate borne by such Debenture.

         (g) Any Debenture that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, one or more new Debentures of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered that is not purchased.

         (h) The Company shall comply with applicable tender offer rules, including Rule 14e-1 under the Exchange Act, in connection with a Repurchase Offer and may modify a Repurchase Offer to so comply.

         (i) A Repurchase Notice may be withdrawn before or after delivery by the Holder to the Trustee by means of a written notice of withdrawal (by facsimile transmission or letter) received by the Trustee at the office of the Trustee not later than three Business Days prior to the Repurchase Date, specifying, as applicable:

                 (1) the certificate number of the Debenture with respect of which such notice of withdrawal is being submitted;

                 (2) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted;
         and

                 (3) the principal amount, if any, of the Debenture that remains subject to the original Repurchase Notice and that has been or will be delivered for purchase by the Company.

         Each Paying Agent will promptly return to the prospective Holders thereof any Debentures with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture.

         Section 9.10     Waiver of Certain Covenants.

         Without limiting the rights of the Holders and the Company with respect to waivers and amendments set forth in Section 5.12 and 8.2 the Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 9.2 through 9.4, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                                   ARTICLE 10

                            REDEMPTION OF DEBENTURES

         Section 10.1     Right of Redemption by Company.

         The Company may, at its option, redeem all or any part of the Debentures at any time prior to December 1, 1998 if the Closing Price per share of the Company's Common Stock has equalled or exceeded 140% of the then effective Conversion Price per share of Common Stock for at least 20 Trading Days within 30 consecutive Trading Days ending not more than ten Trading Days prior to the date of a notice of redemption. Such redemption will be in cash and will be at the Redemption Prices set forth in the Debentures together with accrued interest (including any Defaulted Interest) to the Redemption Date.
The Debentures are subject to redemption by the Company, at its option, at any time on or after December 1, 1998 at the Redemption Prices set forth in the Debentures, together with accrued interest (including any Defaulted Interest) to the Redemption Date.

         Section 10.2     Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Debentures shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of all or less than all of the Debentures, the Company shall, at least 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Debentures to be redeemed.

         Section 10.3 Selection by Trustee of Debentures to be Redeemed at the Election of the Company.

         If less than all the Debentures are to be redeemed at the election of the Company, the particular Debentures to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and that may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal of Debentures of a denomination larger than $1,000. If any Debenture selected for partial redemption is converted in part before the termination of the conversion right resulting from such selection, the converted portion of such Debenture shall be deemed (so far as may be possible) to be the portion selected for redemption. Debentures that have been converted during a selection of Debentures to be redeemed shall be treated by the Trustee as Outstanding for the purposes of such selection.

         The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal of such Debenture which has been or is to be redeemed.

         Section 10.4     Notice of Redemption at the Election of the Company.

         Notice of redemption at the election of the Company shall be given by the Company, or at the Company's request, by the Trustee in the name and at the expense of the Company by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at his or her address appearing in the Debenture Register.

         Each notice of redemption shall state:

         (a)     the Redemption Date,

         (b)     the Redemption Price,

         (c) if less than all Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Debentures to be redeemed,

         (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture, and that interest thereon shall cease to accrue from and after said date,

         (e) the Conversion Price, the date on which the right to convert the principal of the Debentures to be redeemed will terminate and the place or places where such Debentures may be surrendered for conversion,

         (f) the place or places where such Debentures are to be surrendered for payment of the Redemption Price, and

         (g)     the CUSIP numbers of the Debentures to be redeemed.

         Section 10.5     Deposit of Redemption Price.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.6) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debentures that are to be redeemed on that date. If any Debenture called for redemption is converted pursuant to Article 11, any money deposited with the Trustee or so segregated and held in trust for the redemption of such Debenture shall (subject to the right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 3.7) be paid to the Company on Company Request, or if then held by the Company, shall be discharged from such trust.

         Section 10.6     Debentures Payable on Redemption Date.

         Notice of redemption at the election of the Company having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date, unless the Company shall default in the payment of the Redemption Price, such Debentures shall cease to bear interest. Upon surrender of such Debentures for redemption in accordance with said notice, such Debentures shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date. Installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such on the relevant Record Dates according to their terms and the provisions of
Section 3.7.

         If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

         Section 10.7     Debentures Redeemed in Part.

         Any Debenture which is to be redeemed only in part shall be surrendered at a location specified in the notice of redemption with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing, and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.


                                   ARTICLE 11

                            CONVERSION OF DEBENTURES

         Section 11.1     Conversion Privileges and Conversion Price.

         Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Debenture or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on November 1, 2002. In case a Debenture or portion thereof is called for redemption or is repurchased upon the occurrence of a Repurchase Event, such conversion right in respect of the Debenture or portion so called shall expire at the close of business on the Redemption Date or the Repurchase Date, unless the Company defaults in making the payment due upon redemption or repurchase.

         The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially [$_______] per share of Common Stock. Effective [____________, 199_,] this Conversion Price shall be adjusted from time to time as provided in this Article 11.

         Section 11.2     Exercise of Conversion Privilege.

         In order to exercise the conversion privilege, the Holder of any Debenture to be converted shall surrender such Debenture, duly endorsed or assigned to the Company or in blank at any office or agency of the Company maintained for that purpose pursuant to Section 9.5, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Debentures surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Debentures or portions thereof that have been called for redemption, or are to be repurchased, on such Interest Payment Date or on a Redemption Date or a Repurchase Date within the period beginning on such Regular Record Date and ending on such Interest Payment Date) be accompanied by payment to the Company by wire transfer or certified check or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Debentures being surrendered for conversion. Subject to the provisions of Section 3.7 relating to the payment of Defaulted Interest by the Company, the interest payment with respect to a Debenture called for redemption on a Redemption Date during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of such Debenture at the close of business on such Regular Record Date notwithstanding the conversion of such Debenture after such Regular Record Date and prior to such Interest Payment Date, and the Holder converting such Debenture need not include a payment of such interest payment amount upon surrender of such Debenture for conversion. Except as provided in the preceding sentence and subject to the final paragraph of Section 3.7, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Debentures surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

         Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holder of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 11.3.

         In the case of any Debenture that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture.

         Section 11.3     Fractional Shares.

         No fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or, specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Debenture or Debentures (or, specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price on the last Trading Day prior to the date of conversion.

         Section 11.4     Adjustment of Conversion Price.

         The Conversion Price shall be adjusted from time to time as follows:

         (a) In case the Company shall (i) pay a dividend or make a distribution in shares of its Common Stock; (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

         (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (as defined in subsection (d) below) at the record date for the determination of shareholders entitled to receive such rights and warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights and warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of the issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) In case the Company shall distribute to all holders of its Common Stock and securities of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or any rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) above, then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (d) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock and the denominator shall be the current market price per share (as defined in subsection (d) below) of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         (d)     For the purpose of any computation under subsections (b) and
(c) above, the current market price per share of the Common Stock at any date shall be deemed to be the average of the closing prices for the twenty consecutive Trading Days next preceding the day in question. The closing price for each day shall be (i) the last reported sale price of the Common Stock on the National Market of the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the higher bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least 5 of the 10 preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause
(iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the closing price of the Common Stock on any day or the average of such closing price for any period shall be the fair market value of the Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company.

         (e) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 11 shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section 11.4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this
Section 11.4, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

         (f) In any case in which this Section 11.4 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 11.3.

         (g) The Trustee shall not be responsible for any calculation made under this section.

         Section 11.5     Notice of Adjustments of Conversion Price.

         Whenever the Conversion Price is adjusted as herein provided:

         (a) the Company shall compute the adjusted Conversion Price in accordance with Section 11.4 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to the Trustee and filed at each office or agency maintained for the purpose of conversion of Debentures pursuant to Section 9.5; and

         (b) a notice setting forth that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company and mailed to all Holders of Debentures at their last addresses as they shall appear in the Debenture Register.

         Section 11.6     Notice of Certain Corporation Action.

         In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings; or

         (b) the Company shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

         (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company or any subsidiary shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

then the Company shall notify the Trustee and cause to be filed at each office or agency maintained for the purpose of conversion of Debentures pursuant to
Section 9.5, and shall cause to be mailed to all Holders of Debentures at their last addresses as they shall appear in the Debenture Register, at least 20 days (or 10 days in any case specified in Section 11.6(a) or 11.6(b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purposes of such dividends, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation or winding up is expected to become effective, and the date on which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the material terms thereof (or the material terms of any amendment thereto).

         Section 11.7     Company to Reserve Common Stock.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Debentures.

         Section 11.8 Taxes on Conversion.

         The Company will pay any and all taxes, other than any franchise or income taxes, that may be payable in respect of the issue or delivery of stock certificates representing shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         Section 11.9     Covenant as to Common Stock.

         The Company covenants that all shares of Common Stock that may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable and, except as provided in Section 11.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

         Section 11.10  Cancellation of Converted Debentures.

         All Debentures delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

         Section 11.11 Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale.

         If any of the following event occur, namely (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Company with another corporation shall be effected as a result of which holders of Common Stock issuable upon conversion of the Debentures shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other corporation, then the Company or such successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures immediately prior to such reclassification, change, consolidation, merger, statutory share exchange, sale or conveyance. Such supplemental indenture shall provide adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures, at his address appearing on the Debenture Register.

         The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.


                                   ARTICLE 12

                          SUBORDINATION OF DEBENTURES

         Section 12.1     Agreement to Subordinate.

         The Company covenants and agrees, and each Holder of Debentures, by his or her acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by the Debentures and the payment of the principal of and premium, if any, and interest on each and all of the Debentures are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness as provided in this Article 12.

         Section 12.2     No Payment on Securities in Certain Circumstances.

         Unless Section 12.3 shall be applicable, after the occurrence of a default in the payment of the principal of, premium, if any, or interest on any Senior Indebtedness, no payment or distribution of any assets of the Company or of any Subsidiary of any kind or character shall be made by the Company or the Trustees on account of or with respect to the Debentures, whether of principal, premium, if any, or interest thereon, or on account of the purchase, redemption, defeasance or other acquisition of Debentures, unless and until such payment default shall have been cured or waived or shall have ceased to exist, or such Senior Indebtedness shall have been discharged or paid in full in cash, after which the Company shall resume making any and all required payments in respect of the Debentures, including any missed payments.

         Section 12.3 Debentures Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization.

         Upon any distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company (pursuant to or following bankruptcy, insolvency, reorganization or receivership proceedings), or upon an assignment for the benefit of creditors or any other marshalling of the asserts and liabilities of the Company,

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof and premium, if any, and interest due thereon, or adequate provision shall be made for such payment, before the Holders of the Debentures are entitled to receive any payment on account of the principal of, premium, if any, or interest on indebtedness evidenced by the Debentures; and

         (b) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee would be entitled except for the provision of this Article 12 shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or to the trustee of trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision thereof.

         Section 12.4 Payments by Trustee or Holders to Holders of Senior Indebtedness.

         In the event that any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Debentures before all Senior Indebtedness is paid in full, contrary to the provisions of Sections
12.2 or 12.3, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness or provision therefor.

         Section 12.5     Subrogation.

         Subject to the payment in full of all Senior Indebtedness, the Holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all amounts owing on the Debentures shall be paid in full, and, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Debentures, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article 12 which otherwise would have been made to the Holders of the Debentures shall be deemed to be a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         Section 12.6     Obligations of Company Unconditional.

         Nothing contained in this Article 12 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditor other than the holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of and any premium and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustees and the Holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding-up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders of the Debentures for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed therein and all other facts pertinent thereto or to this
Article 12.

         Section 12.7     Payments on Debentures Permitted.

         Nothing contained in this Article 12 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization proceeding, payments at any time of principal of and any premium and interest on the Debentures.

         Section 12.8     Effectuation of Subordination by Trustee.

         Each Holder of Debentures, by his or her acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

         Section 12.9     Knowledge of Trustee.

         Notwithstanding the provisions of this Article 12 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any action by the Trustee, unless and until the Trustee shall have received at its principal Corporate Trust Office written notice thereof referencing this Indenture from the Company, any Holder, any Paying Agent or the holder or representative of any class of Senior Indebtedness.

         Section 12.10  Trustee May Hold Senior Indebtedness.

         The Trustee shall be entitled to all the rights set forth in this
Article 12 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in
Section 6.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Section 12.11  Rights of Holders of Senior Indebtedness Not Impaired.

         No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Section 12.12  Rights and Obligations Subject to Power of Court.

         The rights of the holders of Senior Indebtedness and the obligations of the Trustee and the Holders set forth in this Article 12 are subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Debentures and the Holders thereof by a plan of reorganization under applicable bankruptcy law.


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.


ATTEST:                                    CODE-ALARM, INC.



___________________________                By:___________________________

                                           Its:__________________________


                                           STATE STREET BANK AND TRUST
                                           COMPANY



___________________________                By:____________________________

                                           Its:___________________________

                                   EXHIBIT A

                               FORM OF DEBENTURE

          __% CONVERTIBLE SUBORDINATED DEBENTURE DUE DECEMBER 1, 2002


No. ________-___________                                       $______________
                                                               CUSIP #________

         Code-Alarm, Inc., a corporation duly organized and existing under the laws of Michigan (the "Company," which term includes any successor to the Company under the Indenture hereinafter referred to), for value received, promises to pay to _________________________________, or registered assigns, in lawful money of the United States of America, the principal sum of ________________ Dollars ($_____________) on December 1, 2002, and to pay
interest thereon from December 1, 1995 or the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on June 1 and December 1 of each year, commencing June 1, 1996, at the rate of __% per annum, until the principal hereof is paid or made available for payment. Interest on this Debenture shall be computed on the basis of a 360 day year of twelve 30-day months. Certain capitalized terms used in this Debenture which are defined in the Indenture have the meanings set forth herein.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of interest on this Debenture will be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Debenture Register. Payment of the principal of this Debenture will be made at the office or agency of the Trustee maintained for that purpose in Boston,

Massachusetts, or at such other office or agency as may be established by the Company pursuant to said Indenture in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

DATED:_______________                      CODE-ALARM, INC.


                                           By:____________________________
                                                    Its: President

                                           ATTEST:

                                           ________________________________
                                                    Its: Secretary
CERTIFICATE OF AUTHENTICATION
This is one of the Debentures referred to in the within mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY, as Trustee


______________________
Authorized Signer

                       FORM OF REVERSE SIDE OF DEBENTURE

                                CODE-ALARM, INC.

          __% CONVERTIBLE SUBORDINATED DEBENTURE DUE DECEMBER 1, 2002

         This Debenture is one of a duly authorized issue of Debentures of the Company designated as its ___% Convertible Subordinated Debentures due December 1, 2002 (herein called the "Debentures"), limited in aggregate principal amount to $11,500,000 issued and to be issued under an Indenture dated as of October _, 1995 (herein called the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Debentures, and the terms upon which the Debentures are, and are to be, authenticated and delivered.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of a Debenture, by acceptance hereof, (a) agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture; (b) authorizes and directs the Trustee to take such action on his or her behalf as may be necessary or appropriate to acknowledge or effectuate, as between the Holders and the holders of the Senior Indebtedness, the subordination of this Debenture as provided in the Indenture; and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder of this Debenture, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Debentures, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold such Senior Indebtedness.

         The Debentures are subject to redemption prior to December 1, 1998 at the option of the Company at any time upon not less than 30 nor more than 60 days' notice by first class mail, as a whole or in part, only if the Closing Price per share of the Company's Common Stock has equalled or exceeded 140% of the then effective Conversion Price per share of Common Stock for at least 20 Trading Days within 30 consecutive Trading Days ending not more than ten Trading Days prior to the date of a notice of redemption. On or after December 1, 1998 the Debentures are subject to redemption at any time upon not less than 30 nor more than 60 days' notice by first class mail, as a whole or in part, at the election of the Company. Any redemption payment will be made in cash and will be at the Redemption Prices (expressed as percentages of the principal amount) set forth in the table below:

         If redeemed during the 12-month period beginning December 1 of the years indicated,

                 Year                                       Redemption Price
                 ----                                       ----------------
                 1995                                               %
                 1996                                               %
                 1997                                               %
                 1998                                               %
                 1999                                               %
                 2000                                               %
                 2001                                               %

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date.

         If less than all Debentures are redeemed, the Trustee will select the Debentures to be redeemed by such method as the Trustee may deem appropriate and fair.

         If this Debenture (or a portion thereof) is duly called for redemption and funds for payment duly provided, this Debenture (or such portion thereof) shall cease to bear interest from and after such Redemption Date.

         Interest installments with a Stated Maturity on the Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture. In the event of redemption or repayment of this Debenture in part only, a new Debenture or Debentures for the unredeemed or unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Debenture is entitled, (a) at his or her option, at any time on or before the close of business on December 1, 2002, or (b) in case this Debenture or a portion hereof is called for redemption or is repurchased upon the occurrence of a Repurchase Event, then in respect of this Debenture or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Redemption Date or the Repurchase Date, to convert this Debenture (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a Conversion Price equal to $____ aggregate principal amount of Debentures for each share of Common Stock (or at the then-current adjusted Conversion Price if an adjustment has been made as provided in the Indenture) by surrender of this Debenture, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in Boston, Massachusetts accompanied by written notice to the Company that (i) the Holder hereof elects to convert this Debenture, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and (ii) the name or names (with addresses) in which the certificate shall be issued.
In case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Debenture or the portion thereof being converted has been called for redemption, or is to be repurchased, on such Interest Payment Date or on a Redemption Date or a Repurchase Date within such period), this Debenture shall also be accompanied by payment in the form of a certified check or other funds acceptable to the Trustee of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Debenture then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Debenture (or any Predecessor Debenture) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In the case of a consolidation, merger or statutory share exchange involving the Company as a result of which holders of Common Stock will be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for shares of Common Stock or in the case of a sale or conveyance to another corporation of all or substantially all the property and assets of the Company, the Holders of the Debentures then Outstanding will be entitled thereafter to convert such Debentures into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon such consolidation, merger, statutory share exchange, sale or conveyance had such Debentures been converted to shares of Common Stock immediately prior to such consolidation, merger, statutory share exchange, sale or conveyance.

         If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by Holders of a majority in aggregate principal amount of the outstanding Debentures at the time of such Event of Default.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding to waive, on behalf of the Holders of all the Debentures, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether not notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and to provisions of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Debenture as provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable on the Debenture Register of the Trustee, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee to be maintained for that purpose in Boston, Massachusetts, or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debentures are issuable only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

         The Debenture is unsecured by any collateral, including the assets of the Company, or any of its Affiliate or Subsidiaries, and is not eligible as collateral for any loan by the Company.

                               CONVERSION NOTICE

         The undersigned Holder of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If shares or Debentures are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:__________________                           ____________________________
                                                   Signature


If shares or Debentures are                        ____________________________
to be registered in the name                       Social Security or
other of a Person other than the                   Taxpayer Identification
                                                   Number

Holder, please print such
Person's name and address:                                  Principal amount to
                                                            be converted
                                                            (if less than all):
                                                            $______________,000

_____________________________
Name

_____________________________
Street Address

_____________________________
City, State and Zip Code

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

____________________________________

________________________________________________________________________________
(Name and Address of Assignee Including Zip Code Must be Printed or Typewritten)

_______________________________________________________________________
the within instrument, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________
ATTORNEY TO TRANSFER said instrument on the books of the Company, with full power of substitution in the premises.


Dated:________________________               _________________________________
                                             Signature

                                             NOTICE:  The signature to this
                                             assignment must correspond with
                                             the name as it appears upon the
                                             face of the within instrument in
                                             every particular without
                                             alteration, enlargement, or any
                                             change whatever.

                                             Signature Guaranteed:

                                             _________________________________

                                             Signature must be guaranteed by
                                             a member firm of the New York
                                             Stock Exchange or a commercial
                                             bank or trust company bank or
                                             trust company

The transfer agent will not effect transfer of this Debenture unless the information concerning the transferee requested above is provided.

                          ANY TRANSFER OR ASSIGNMENT IS SUBJECT TO THE
                          PRESENTATION OF SUCH PROOF OF VALID AND LEGAL TRANSFER OR ASSIGNMENT AS THE COMPANY MAY REQUIRE.